Exhibit 1.1

Source Financial, Inc..
Public Offering of Shares of Common Stock
Underwriting Agreement

___________ __, 2014

Wellington Shields & Co., LLC
[Note to Draft:  List other Lead Underwriters, if any, here]
(As Representative of the Several Underwriters Identified in Schedule I Hereto)
140 Broadway
New York, New York 10005

Ladies and Gentlemen:

Source Financial, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this letter agreement (this “Agreement”), to issue and sell to the Underwriters identified in Schedule I to this Agreement (collectively, the “Underwriters”) an aggregate of 4,000,000 shares (each, a “Firm Share”) and, at the election of the Underwriters, up to  600,000 additional shares (each, an “Option Share”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Company.  The Firm Shares and Option Shares that the Underwriters elect to purchase pursuant to section 3 of this Agreement are collectively referred to in this Agreement as the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), is referred to in this Agreement as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 promulgated under the Securities Act) is referred to in this Agreement as the “Prospectus”; and the terms “effective date” and “effective” refer to the date the Commission declares the Registration Statement effective pursuant to Section 8 of the Securities Act.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 promulgated under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus identified on Schedule II to this Agreement together with the other documents and pricing information set forth in Schedule II, and “broadly available road show” means a “bona fide electronic road show” as such term is defined in Rule 433(h)(5) promulgated under the Securities Act that has been made available without restriction to any person.

Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Prospectus.

1.             Representations and Warranties of the Company.  The Company represents and warrants to and covenants with each of the Underwriters that:

(a)            The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)           (i)             The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(ii)            the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder,

(iii)           the Time of Sale Prospectus does not and, at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Firm Shares Closing Date (as such capitalized term is defined in paragraph 2(c)), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(iv)           each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and

(v)            the Prospectus does not contain and, as amended or supplemented, if applicable, will not, as of its date or as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, each broadly available road show or the Prospectus based upon information furnished to the Company in writing by any Underwriter, whether through Underwriter Representative (as defined below) or otherwise, expressly for use therein.

(c)            At the time of initial filing of the Registration Statement and since then, the Company was not and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 promulgated under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) promulgated under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) promulgated under the Securities Act or that was used or referred to by the Company complies or will at the time of such filing comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to Wellington Shields & Co., LLC in its capacity as representative for all of the underwriters (in such capacity, “Underwriter Representative”) before first use, the Company has not used or referred to, and will not, without Underwriter Representative’s prior consent, use or refer to, any free writing prospectus.

(d)            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent the concept of good standing is applicable in such jurisdiction) would not reasonably be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “material adverse effect”).

(e)            Each of the Companies subsidiaries  has been duly organized, is validly existing in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its formation, has the corporate or other similar power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be likely to have a material adverse effect; all of the issued shares of capital stock of each such subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or a subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that such liens, encumbrances, equities or claims would not reasonably be likely to have a material adverse effect or for liens, encumbrances, equities or claims described in the Prospectus.

(f)             This Agreement has been duly authorized, executed and delivered by the Company.

(g)            As of the Closing Date, the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each Time of Sale Prospectus and Prospectus.

(h)            The shares of Common Stock outstanding prior to the issuance of the Shares have each been duly authorized and are validly issued, fully paid and non-assessable.  Other than the number of shares of Common Stock stated as being outstanding in the Time of Sale Prospectus, there are no other shares of Common Stock, shares of preferred stock or other capital stock of the Company outstanding as of the date of the Time of Sale Prospectus and, except as described in the Time of Sale Prospectus, the Company has not agreed to issue and/or sell, nor issued any security convertible, exchangeable or exercisable for any shares of Common Stock, shares of preferred stock or other capital stock of the Company other than the Shares.

(i)             The Shares have each been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.  There are no registration rights applicable to the registration of the Shares on the Registration Statement except for such rights that have been complied with or validly waived in writing or have been described in the Prospectus.

(j)             The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the articles of incorporation or bylaws of the Company (each as amended to the date of this Agreement), (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary of the Company, except, in the cases of clauses (i), (iii) and (iv) of this paragraph 1(j), for such contraventions as would not reasonably be likely to have a material adverse effect or adversely affect the ability of the Company to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may have been previously obtained or may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares.

(k)            There has not occurred any material adverse change, or, to the Company’s knowledge, any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l)             There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be likely to have a material adverse effect or adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(m)           The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n)            The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be likely to have a material adverse effect.

(o)            There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be likely to have a material adverse effect.

(p)            There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, other than registration rights that have been or will be satisfied, waived or complied with or that have been described in the Prospectus.

(q)            Neither the Company nor any of its subsidiaries nor any director, executive officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to corruptly influence official action or secure an improper advantage for the Company; and the Company and its subsidiaries have conducted their businesses in compliance in all material respects with applicable anti-corruption laws.

(r)            The operations of the Company and its subsidiaries are conducted in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(s)            (i)            Neither the Company nor any of its subsidiaries, nor any director or officer of the Company, nor, to the Company’s knowledge, any employee, agent, controlled affiliate or representative of the Company or any of the Company’s subsidiaries, is an individual or entity (each, a “Person”) that is, or is owned or controlled by a Person that is:

(A)           the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)            located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)            The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)           to knowingly fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or

(B)            in any other manner that knowingly will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(t)            Subsequent to the respective dates as of which information is given in each of the Registration Statement, Time of Sale Prospectus and Prospectus, except in each case as described in each of the Registration Statement, Time of Sale Prospectus and Prospectus, respectively,

(i)             the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction;

(ii)            the Company has not purchased any of its outstanding capital stock (except for acquisitions of capital stock by the Company pursuant to agreements that permit the Company to repurchase such shares upon the applicable party’s termination of service to the Company or in exercise of the Company’s right of first refusal upon a proposed transfer), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and

(iii)           there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries.

(u)            The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than intellectual property, which is described below) owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(v)            Except as disclosed in the Time of Sale Prospectus, to the knowledge of the Company, the Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or acquire any of the foregoing would not reasonably be likely to result in a material adverse effect; and neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would reasonably be likely to have a material adverse effect.

(w)           No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent.

(x)            The Company and its subsidiaries taken as a whole are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect, except as described in the Time of Sale Prospectus.

(y)            The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations and permits would not reasonably be likely to have a material adverse effect, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, would reasonably be likely to have a material adverse effect, except as described in the Time of Sale Prospectus.

(z)            (i)            The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that

 (A)           transactions are executed in accordance with management’s general or specific authorizations,

 (B)           transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States (“US GAAP”) and to maintain asset accountability,

 (C)           access to assets is permitted only in accordance with management’s general or specific authorization, and

 (D)           the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

 (ii)            Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been

 (A)           no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and

 (B)           no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa)          Except as described in the Registration Statement, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date of this Agreement, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants or conversion of outstanding convertible securities.

(bb)         The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be likely to have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be likely to have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by US GAAP have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any written notice or knowledge of any unpaid tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect.

2.              Agreements to Sell and Purchase.

(a)            The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties contained in this Agreement, but subject to the terms and conditions set forth in this Agreement, agrees, severally and not jointly, to purchase from the Company, at $5.00 a share (the “Purchase Price”), the number of Firm Shares set forth in Schedule I to this Agreement opposite the name of such Underwriter.

(b)            The Company hereby grants to the Underwriters the right to purchase at their election up to an aggregate of 600,000 Option Shares, at the Purchase Price per share, for the sole purpose of covering sales of Shares in excess of the number of Firm Shares, provided that the Purchase Price per Option Share shall be reduced by an amount per Option Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. Any such election to purchase Option Shares may be exercised on one occasion only by written notice from Underwriter Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by Underwriter Representative but in no event earlier than the Firm Shares Closing Date or, unless Underwriter Representative and the Company otherwise agree in writing, earlier than two or later than ten Business Days after the date of such notice.

(c)            The Shares to be purchased by each Underwriter under this Agreement, in definitive form, and in such authorized denominations and registered in such names as Underwriter Representative may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Underwriter Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the Purchase Price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company to Underwriter Representative at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Firm Shares Closing Date with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).   The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on __________ __, 2014 or such other time and date as Underwriter Representative and the Company may agree upon in writing, and, with respect to the Option Shares, 9:30 a.m., New York City time, on the date specified by Underwriter Representative in the written notice given by Underwriter Representative of the Underwriters’ election to purchase such Option Shares, or such other time and date as Underwriter Representative and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is referred to in this Agreement as the “Firm Shares Closing Date,” each such time and date for delivery of the Option Shares, if not the Firm Shares Closing Date, is referred to in this Agreement as the “Option Shares Closing Date,” and each such time and date for delivery is generically referred to in this Agreement as a “Closing Date.”  The consummation of the sale and purchase of the Firm Shares is referred to in this Agreement as the “Firm Shares Closing,” the consummation of the sale and purchase of any Option Share is referred to in this Agreement as an “Option Shares Closing” and each such Firm Shares Closing and Option Shares Closing is generically referred to in this Agreement as a “Closing.”

(d)            The documents to be delivered at each Closing by or on behalf of the parties hereto pursuant to this section 2 and sections 4 and 5, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters, will be delivered at the offices of Eaton & Van Winkle LLP, 3 Park Avenue, New York, New York 10016 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Closing. A meeting will be held at the Closing Location at [    ] [a.m./p.m.], New York City time, on the Business Day next preceding such Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

(e)            For the purposes of this Agreement, the capitalized term “Business Day” shall mean each calendar day other than a Saturday, Sunday or other calendar day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

3.              Terms of Public Offering.  The Company is advised by Underwriter Representative that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in Underwriter Representative’s judgment is advisable.  The Company is further advised by Underwriter Representative that the Shares are to be offered to the public initially at $5.00 per share (the “Public Offering Price”) and to certain dealers selected by Underwriter Representative at a price that represents a concession not in excess of $0.35 per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a concession, not in excess of $__________ per share, to any Underwriter or to certain other dealers.

4.              Conditions to the Underwriters’ Obligations.  The obligations of the Company to sell Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for such Shares on the Closing Date of the Closing with respect to the Shares are subject to the condition that the Registration Statement shall have become effective not later than _______ (New York City time) on the date of this Agreement.  The several obligations of the Underwriters are subject to the following further conditions:

(a)            Subsequent to the execution and delivery of this Agreement and prior to the applicable Closing Date there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that is material and adverse and that makes it, in the Underwriters’ good faith and reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)            The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by the chief executive officer and chief financial officer of the Company, to the effect set forth in clause 4(a)(ii) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement on or before the Closing Date.  The officers signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c)            The Underwriters shall have received on the Closing Date an opinion of Eaton & Van Winkle LLP,  outside counsel for the Company, dated the Closing Date, in the form reasonably acceptable to the Underwriter Representative.  With respect to such opinion, Eaton & Van Winkle LLP may state, among other things, that its beliefs are based upon its participation in the preparation of the Registration Statement, Time of Sale Prospectus and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof.

(d)            The Underwriters shall have received, on each of the date of this Agreement and the Closing Date, a letter dated the date of this Agreement or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Lichter, Yu & Associates, independent registered public accounting firm, each containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, Time of Sale Prospectus and Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date of this Agreement.

(e)            The “lock-up” agreements, each substantially in the form of Exhibit A to this Agreement, between the Underwriters and certain holders of equity securities and instruments exercisable or convertible for equity securities, executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriters on or before the date of this Agreement, shall be in full force and effect on the Closing Date.

(f)             The chief financial officer of the Company shall have delivered to the Underwriters on the date of this Agreement a certificate in a form reasonably acceptable to the Underwriter Representative.

The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the delivery to the Underwriters on the applicable Option Shares Closing Date of such documents as the Underwriter Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares to be sold on such Option Closing Date and other matters related to the issuance of such Option Shares.

5.             Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)            To furnish to Underwriter Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the Business Day next succeeding the date of this Agreement and during the period mentioned in paragraph 5(e) of this Agreement, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto as the Underwriter Representative may reasonably request.

(b)            Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to Underwriter Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which Underwriter Representative reasonably and timely objects, and to file with the Commission within the applicable period specified in Rule 424(b) promulgated under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            To furnish to Underwriter Representative a copy of each proposed free writing prospectus to be used by or referred to by the Company and not to use or refer to any proposed free writing prospectus to which Underwriter Representative reasonably objects.

(d)            Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) promulgated under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)            If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriter Representative, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the Company’s own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)             If, during such period after the first date of the public offering of the Shares, that in the reasonable opinion of counsel for the Underwriter Representative the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) promulgated  under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in said Rule 173(a)) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriter Representative, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the Company’s own expense, to the Underwriters and to the dealers (whose names and addresses Underwriter Representative will furnish to the Company) to which Shares may have been sold by Underwriter Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in said Rule 173(a)) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)            To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as Underwriter Representative shall reasonably request, provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h)            To make generally available to the Company’s security holders and to Underwriter Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

(i)             (i)            Without the prior written consent of Underwriter Representative, the Company will not, during the period ending 180 days after the date of the Prospectus, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether or not any such transaction described in clause (A) or (B) of this paragraph 5(i) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (C) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (D) make any public announcement of its intention to do any of the foregoing, in each case, other than (x) registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in the Time of Sale Prospectus or (y) registration statement(s) relating to any underwritten public offering of equity securities of the Company by the Company and, if applicable, any of the Company’s security holders where a use of proceeds by the Company is to raise capital to satisfy tax withholding and remittance obligations in connection with the settlement of restricted stock units issued by the Company.

(ii)            The restrictions contained in subparagraph 5(i)(i) shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the settlement of restricted stock units or the conversion of a security outstanding on the date hereof and described in the Time of Sale Prospectus, (C) the issuance of shares of Common Stock by the Company in connection with the Company’s acquisition of one or more businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, provided that the recipients of such shares agree to be bound by the provisions of this subparagraph and subparagraph 5(i)(i), (D) the withholding of shares of Common Stock in connection with the settlement of restricted stock units and (E) the issuance of and sale of equity securities by the Company in an underwritten public offering pursuant to the registration statement(s) described in clause (y) of subparagraph 5(i)(i), provided that the purchase or underwriting agreement for any such issuance is executed no earlier than 150 days after the date of the Prospectus, (E) the Underwriter Warrants issued pursuant to the provisions of paragraph 5(k), (F) any Underwriter Warrant Share issued upon exercise of any Underwriter Warrant, (G) the issuance of any equity awards granted pursuant to the Company’s Omnibus Incentive Plan or as otherwise contemplated to be issued to officers, employees and/or directors of the Company as described in the Prospectus or (H) any issuances in connection with any outstanding warrant(s) as described in the Prospectus.

(iii)           Underwriter Representative shall not release or waive the restrictions set forth in a lock-up letter described in paragraph 4(e) of this Agreement for any party thereunder without the prior written consent of the Company.  Any such release or waiver shall be in writing and shall be substantially in the form of Exhibit B to this Agreement.  If Underwriter Representative, with the prior written consent of the Company, agrees to release or waive the restrictions set forth in a lock-up letter described in said paragraph 4(e) for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company shall announce the impending release or waiver by a press release substantially in the form of Exhibit C to this Agreement through a major news service at least two Business Days before the effective date of the release or waiver.

(j)             At the Firm Shares Closing and at each Option Shares Closing thereafter, if any, the Company shall pay the Underwriters, in such proportions as determined by Underwriter Representative, with such allocation percentages being given to the Company no later than 24 hours prior to the Closing Date of such Closing (or, if not so given, in the same proportions as the proportions of Shares purchased by such Underwriters at such Closing), in immediately available funds, a non-accountable expense allowance equal to the amount determined by the following formula:

F = 0.02 x N x PP

where:

F       =      the non-accountable expense allowance payable at such Closing;
N      =      the number of Shares being sold and purchased at such Closing; and
PP    =       the Public Offering Price per Share.

(k)            At the Firm Shares Closing and at each Option Shares Closing thereafter, if any, the Company shall pay and issue to the Underwriters, in such proportions as determined by Underwriter Representative, with such allocation percentages being given to the Company no later than 24 hours prior to the Closing Date of such Closing (or, if not so given, in the same proportions as the proportions of Shares purchased by such Underwriters at such Closing), such number of warrants (each, a “Underwriter Warrant”) to purchase an equal number of shares (each, an “Underwriter Warrant Share”) of Common Stock (subject to adjustment) as determined by the following formula:

W = 0.02 x N

where:
W      =      the number of Underwriter Warrants to be paid and issued at such Closing; and
N       =      the number of Shares being sold and purchased at such Closing.

The Underwriter Warrants, which shall be non-redeemable, have an exercise price per Underwriter Warrant Share equal to 120% of the Public Offering Price (subject to adjustment), and contain demand and piggy-back registration rights, among other terms, shall be evidenced and subject to the terms of one or more warrant certificates, each in the form attached as Exhibit D to this Agreement.

6.             Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including:

(a)            the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities specified in this Agreement,

(b)            all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,

(c)            all filing fees in connection with the qualification of the Shares for offer and sale under state securities laws as provided in section 6(g) of this Agreement,

(d)            all filing fees in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority,

(e)            all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE-MKT,

(f)             the cost of printing certificates representing the Shares,

(g)            the costs and charges of any transfer agent, registrar or depository,

(h)            the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Underwriting Representative, and the travel and lodging and personal security expenses of the representatives and officers of the Company and any such consultants (but not including the Underwriters), and

(i)             all other costs and expenses incident to the performance of the obligations of the Company under this Agreement for which provision is not otherwise made in this section 6.

It is understood, however, that except as provided in this section 6 and section 8, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and travel and lodging and personal security expenses in connection with the road show or otherwise.

7.              Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission, under Rule 433(d) promulgated under the Securities Act, a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

8.              Indemnity and Contribution.

(a)            The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 promulgated under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) promulgated under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) promulgated under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter, whether through Underwriter Representative or otherwise, expressly for use therein.

(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) promulgated under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) promulgated under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with respect to information furnished to the Company in writing by such Underwriter, whether through Underwriter Representative or otherwise, expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, or the Prospectus or any amendment or supplement thereto.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph 8(a) or (b) of this Agreement, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (x) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 promulgated under the Securities Act and (y) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Underwriter Representative.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any indemnifiable loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by the indemnified party, unless such settlement includes an unconditional release of the indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            To the extent the indemnification provided for in paragraph 8(a) or (b) of this Agreement is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to in such paragraph, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) of this paragraph 8(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in said clause (i) but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this section 8(d) are several in proportion to the respective number of Shares they have purchased under this Agreement, and not joint.

(e)            The Company and Underwriters agree that it would not be just or equitable if contribution pursuant to this section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)             The indemnity and contribution provisions contained in this section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.              Termination.  The Underwriters may terminate this Agreement by notice given by Underwriter Representative to the Company, if after the execution and delivery of this Agreement and prior to the Firm Shares Closing Date,

(a)            trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the New York Stock Exchange or the NASDAQ Capital Market,

(b)           trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market (which, for the avoidance of doubt, shall not include the secondary markets for privately-held securities such as those maintained by SecondMarket, Inc. and SharesPost, Inc.),

(c)            a material disruption in securities settlement, payment or clearance services in the United States shall have occurred,

(d)           any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or

(e)            there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in Underwriter Representative’s good faith judgment, is material and adverse and which, singly or together with any other event specified in this clause (e), makes it, in Underwriter Representative’s good faith judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.           Effectiveness; Defaulting Underwriters.

(a)            This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b)            If, on the Firm Shares Closing Date or an Option Shares Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase under this Agreement on such Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as Underwriter Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Firm Shares Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to Underwriter Representative and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case, either Underwriter Representative or the Company shall have the right to postpone the Firm Shares Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, Time of Sale Prospectus, Prospectus or any other documents or arrangements may be effected.  If, on an Option Shares Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Option Shares to be purchased on such Shares Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Shares to be sold on the Option Shares Closing Date or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph 10(b) shall not relieve any defaulting Underwriter from liability in respect of any default by such Underwriter under this Agreement or otherwise.

(c)            If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than for failure or non-performance by the Company due to the events described in section 9 of this Agreement resulting from circumstances not specifically related to the Company), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated by this Agreement.

11.           Entire Agreement.

(a)            This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company on the one hand and the Underwriters on the other with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.  Notwithstanding the immediately preceding sentence, all of the terms and provisions of that certain letter agreement, dated ______________2013, between the Company and Wellington Shields & Co. LLC (in such capacity, “Wellington Shields”), other than those directly dealing with the subject matter of this Agreement, shall continue to be in effect and binding upon the Company and Wellington Shields.

(b)            The Company acknowledges that in connection with the offering of the Shares:

 (i)             the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person,

 (ii)            the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and

 (iii)           the Underwriters may have interests that differ from those of the Company.

(c)            The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(d)            The obligations and rights of the parties to this Agreement, including, without limitation, those rights and obligations set forth in sections 6, 7 and 8, as well as the representations, warranties and covenants of the parties contained in this Agreement, including, without limitations, the representations, warranties and covenants set forth in sections 1, 5, 7 and 8, shall survive each and every Closing.

12.           Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Electronic, fax, PDF and Jpeg signatures to this Agreement shall be deemed to be original signatures to this Agreement.

13.           Applicable Law; Forum.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.  The parties hereto each irrevocably consents that any legal action or proceeding against any of them under, arising out of or in any manner relating to, this Agreement or any other document delivered in connection herewith, may be brought in any court of the State of New York of competent jurisdiction located within New York County or in the United States District Court for the Southern District of New York.  The parties to this Agreement, by the execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding.  The parties hereto hereby expressly and irrevocably waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non convenient or any similar basis.

14.           Headings.  The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.  Unless the context otherwise indicates, all references in this Agreement to sections, paragraphs, subparagraph and clauses shall be references to the specified sections, paragraphs, subparagraph and clauses of this Agreement.

15.           Notices.

(a)           All notices, demands, requests, demands and other communications required or otherwise given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered by hand, against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following Business Day and is forwarded for next Business Day delivery or (iii) mailed by registered or certified mail, return receipt requested, postage prepaid; in the case of clauses (ii) or (iii) of this paragraph 15(d), to the following addresses:

If to Underwriters:	In care of the Underwriter Representative at the address of Underwriter Representative provided in this paragraph 15(a)

If to the Underwriter
Representative,to	Edward Cabrera, Head of Investment Banking and Syndicate Manager Wellington Shields & Co., LLC 140 Broadway - 44th Floor New York, New York 10005

with a copy to:	Peder K. Davisson, Esq. Davisson & Associates, PA 4124 Quebec Avenue North, Suite 306 Minneapolis, MN 55427

If to the Company, to:	Hugh Evans, Chief Executive Officer Source Financial, Inc. Level6/97 Pacific Highway North Sydney NSW 2060 Australia

with a copy to:	Vincent J. McGill, Esq. Eaton & Van Winkle LLP 3 Park Avenue New York, New York 10016

or, in the case of any of the parties to this Agreement, at such other address as such party shall have furnished to each of the other parties to this Agreement in accordance with this paragraph 15(a).  Each such notice, demand, request or other communication shall be deemed given (x) on the date of such delivery by hand, (y) on the first Business Day following the date of such delivery to the overnight delivery service or (z) four Business Days following such mailing.

(b)            In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their clients.

Very truly yours,
Source Financial, Inc.

By:
Hugh Evans, CEO

Accepted as of the date hereof
Wellington Shields & Co., LLC
[LIST ALL OTHER UNDERWRITERS]
Acting severally on behalf of themselves and
    the several Underwriters named in
    Schedule I hereto
By:           Wellington Shields & Co. LLC

By:
Name:
Title:

SCHEDULE I
List of Underwriters and Firm Shares

Number of Firm Shares
Underwriter	to be Purchased

Wellington Shields & Co. Inc.
[Others]

Total:

SCHEDULE II
Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[All free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	The Public Offering Price and the number of Firm Shares.

EXHIBIT A
Form of “Lock-Op” Letter Agreement

            , 2014

Wellington Shields & Co., LLC
As representative of the several Underwriters
    named in Schedule I to the Underwriting Agreement (as hereinafter defined)
c/o  Edward Cabrera, Head of Investment Banking Syndicate Manager
       Wellington Shields & Co. LLC
       140 Broadway – 44th Floor
       New York, NY 10005

Ladies and Gentlemen:

The undersigned understands that Wellington Shields & Co. LLC (“Wellington Shields”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Source Financial, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Wellington Shields (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.001 per share, the “Common Stock”) of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Wellington Shields on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)            shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock beneficially owned by the undersigned that are subject to a separate contractual agreement between the record holder of such shares and Wellington Shields containing restrictions on transfer;

(b)            the sale of shares of Common Stock pursuant to the Underwriting Agreement;

(c)            transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(d)            transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift, or gifts, (ii) to an immediate family member or a trust for the direct or indirect benefit of the undersigned or such immediate family member of the undersigned, or (iii) by will or intestacy;

(e)            transfers or distributions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by a (i) stockholder that is a corporation, partnership or other business entity (A) to another corporation, partnership or other business entity that controls, is controlled by or managed by or is under common control with such stockholder or (B) as part of a distribution to an equity holder of such stockholder or to the estate of any such equity holder, or (ii) stockholder that is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(f)            the exercise of options granted under the Company’s Omnibus Incentive Plan, provided that the shares of Common Stock delivered upon such exercise are subject to the restrictions set forth in the forgoing sentence;

(g)            transfers of shares of Common Stock to the Company (i) as forfeitures to satisfy tax withholding and remittance obligations of the undersigned in connection with the vesting or exercise of equity awards granted pursuant to the Company’s Omnibus Incentive Plan, or (ii) pursuant to a net exercise or cashless exercise by the stockholder of outstanding equity awards pursuant to the Company’s Omnibus Incentive Plan;

(h)            the transfer of shares of Common Stock delivered to the undersigned directly from the Company or its subsidiaries upon the vesting and settlement or exercise of outstanding equity awards granted pursuant to the Company’s Omnibus Incentive Plan, if prior to such transfer the Company has waived for employees the existing transfer restrictions set forth in the documentation of such awards;

(i)             the sale of shares of Common Stock in an underwritten public offering that occurs during the restricted period, including any concurrent exercise (including a net exercise or cashless exercise), by the undersigned or settlement of outstanding equity awards pursuant to the Company’s Omnibus Incentive Plan in order to sell the shares of Common Stock delivered upon such exercise or settlement in such underwritten public offering; and

(j)             the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company; provided that in the case of any transfer or distribution pursuant to clause (d) or (e) above, (A) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (B) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the 180-day restricted period referred to in the above.

In addition, the undersigned agrees that, without the prior written consent of Wellington Shields on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) Wellington Shields agrees that to the extent required, at least three Business Days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Wellington Shields will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two Business Days before the effective date of the release or waiver. Any release or waiver granted by Wellington Shields hereunder to any such officer or director shall only be effective two Business Days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date that the Company advises the Underwriters, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date of termination of the Underwriting Agreement if prior to the closing of the Public Offering, or (c) ______, 2014 if the Public Offering of the Shares has not been completed by such date.

[REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

Very truly yours,

______________________
 (Signature)

______________________
 (Print Name)

______________________
(Address)

EXHIBIT B
FORM OF WAIVER OF LOCK-UP

            , 2013

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Source Financial, Inc. (the “Company”) of                  shares of the common stock, par value $0.001 per share (the “Common Stock”), of the Company and the lock-up letter, dated             , 2014 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 2014, with respect to                  shares of Common Stock (the “Shares”).

Wellington Shields & Co. LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective             , 2014; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,
Wellington Shields & Co. LLC
Acting severally on behalf of themselves
and the several Underwriters named in
Schedule I hereto
By: ______________________

Name:           ______________________
Title:             ______________________

cc: Source Financial, Inc.

EXHIBIT C
FORM OF PRESS RELEASE

EXHIBIT D
Form of Warrant Certificate

Common Stock Purchase Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

 SOURCE FINANCIAL, INC.

Number of Warrant Shares: [__________]	Initial Exercise Date: [_________]

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [_______________] (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the first (1st) anniversary of the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the fifth (5th) anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Source Financial, Inc., a Delaware corporation (the “Company”), up to [___________________ (______________)] shares (the “Warrant Shares”) of Common Stock in the aggregate.  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 1(b).

Section 1.             Exercise.

a)           Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto.  Within three (3) Trading Days following the date of exercise as aforesaid, the Company shall have received: (i) payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or (ii) through a Cashless Exercise as defined herein. A “Cashless Exercise” shall mean that the the Holder may, at its option, in lieu of paying cash for the Warrant Shares, exercise this Warrant by an exchange, in whole or in part (a "Warrant Exchange"), by delivery to the Company of (A) a duly executed Form of Subscription electing a Warrant Exchange. In connection with any Warrant Exchange, the Holder shall be deemed to have paid for the Warrant Shares an amount equal to the Fair Market Value of each Warrant delivered, and the Warrants shall be deemed exercised for the amount so paid. For this purpose, the Fair Market Value of each Warrant is the difference between the Market Value of a share of Common Stock and the Exercise Price on the Exercise Date. Market Value shall mean the average Closing Bid Price of a share of Common Stock during the ten (10) Trading Days ending on the Exercise Date.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the exercise in full as aforesaid.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within ten (10) Business Days of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)           Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be [one hundred twenty percent (120%) of the offering price sold to the public in the Company’s registration statement on Form S-1], subject to adjustment hereunder (the “Exercise Price”).

c)           Mechanics of Exercise.

i.          Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit/Withdrawal at Custodian (“DWAC”) system if the Company is then a participant in such system and there is an effective Registration Statement covering the resale of the Warrant Shares by the Holder the date that is three (3) Trading Days after the later of (A) the delivery to the Company of the Notice of Exercise Form and (B)  payment of the aggregate Exercise Price as set forth above (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised as aforesaid, so long as payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 1(c)(vi) prior to the issuance of such shares, has been made in accordance with the terms of this Warrant.  If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $2,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered or Holder rescinds such exercise.

ii.          Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.         No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

iv.         Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

v.         Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

d)           Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 1(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 1(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 1(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 1(d) shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 2.               Certain Adjustments.

a)             Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 2(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)             Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 2(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

c)             Registration Rights. At any after the Initial Exercise Date and the prior to the Termination Date during which the Holder is not eligible to sell the Shares underlying the warrants under Rule 144,

i)
the Company shall notify the Holder in writing at least thirty (30) days prior to the filing of any Registration Statement (as defined below) for purposes of a public offering of securities of the Company (including, but not limited to, Registration Statements relating to secondary offerings of securities of the Company) and will afford the Holder an opportunity to include in such Registration Statement all or part of the Shares underlying the Warrants. If the Holder desires to include in any such Registration Statement all or any part of the Shares underlying the Warrants held by it, the Holder shall, within ten (10) Trading Days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Shares underlying the Warrants by the Holder. In the event the Holder desires to include less than all of its Shares underlying the Warrants in any Registration Statement it shall continue to have the right to include any Shares in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein; and

ii)
the Holder may demand that the Company file a Registration Statement for the resale of the Shares underlying the warrants within 90 days of the Holder providing notice to the Company of such demand, provided that the Company shall have no obligation to file such Registration Statement if (a) the aggregate number of shares to be included on such Registration Statement totals less than 1% of all outstanding shares of the Company and (b) the Shares underlying the warrants become eligible for resale under Rule 144 or are otherwise exempt from registration under the Securities Act of 1933, as amended, between the date of notification and 90 days thereafter.

For the purposes of this Sub-Section c), “Registration Statement” means a registration statement of the Company under the 1933 Act covering securities of the Company (including Common Stock) on Form S-3, if the Company is then eligible to file using such form, and if not eligible, on Form S-1 or other appropriate form.

d)             Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

e)             Notice to Holder.

 i.           Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 2, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

 ii.           Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice  except as may otherwise be expressly set forth herein.

Section 3.               Transfer of Warrant.

a)             Transferability.  Subject to (i) compliance with any applicable securities laws and (ii) the conditions set forth in Section 3(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)             New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 3(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)             Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)             Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provide the Company with a certificate representing that it is an Accredited Investor (as defined under the rules of the Securities Act of 1933).

e)             Representation by the Holder.  The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 4.                Miscellaneous.

a)             No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 1(c)(i).

b)             Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)             Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)             Authorized Shares.  The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)             Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the laws of the state of New York.

f)              Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant will have restrictions upon resale imposed by state and federal securities laws.

g)             Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)             Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered to the respective address provided by the Holder and the Company on the date hereof or, if the Company’s address has changed, the Company’s address provided in the Company’s most recent public filing with the US Securities and Exchange Commission.

i)              Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)              Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)             Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)              Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)            Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)             Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

SOURCE FINANCIAL, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

TO:           SOURCE FINANCIAL, INC.

(1)       The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)       Payment shall take the form of

☐             [one hundred twenty percent (120%) of the offering price sold to the public in the Company’s registration statement on Form S-1] per share for a total of $________________ to purchase ______ shares of Common Stock and pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate Exercise Price of such Warrant Shares in full; or

☐             __________ shares of Common Stock pursuant to the cashless exercise provision under Section 1(a) of the attached Warrant, and tenders herewith the number of Warrant Shares to purchase such Warrant Shares based upon the formula set forth in Section 1(a).

(3)       Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

(4)       Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

________________________________________________________________________
Signature of Authorized Signatory of Investing Entity:

_________________________________________________
Name of Authorized Signatory:

___________________________________________________________________
Title of Authorized Signatory:

____________________________________________________________________

Date: _______________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

        Dated:  ______________, _______

Holder’s Signature:                                _____________________________

Holder’s Address:                                  _____________________________

               _____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.